UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2016

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34700 Campus Drive, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
On May 12, 2016, WaferGen Bio-systems, Inc., a Nevada corporation (“WaferGen” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Takara Bio USA Holdings, Inc., a Delaware corporation (“Parent”), Walrus Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Takara Bio USA, Inc., a wholly owned subsidiary of Parent (“TBUSA”), pursuant to and subject to the terms and conditions of which it is contemplated that Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent.
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.001 par value, of the Company (“Common Stock”) (other than shares (i) held by the Company in treasury or (ii) owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company) will be canceled and converted automatically into the right to receive an amount in cash, without interest, equal to the Per Share Aggregate Consideration applicable to Common Stock (as described below). Additionally, under the terms and subject to the conditions of the Merger Agreement, prior to the Effective Time, each share of issued and outstanding Series 2 Convertible Preferred Stock, $0.001 par value, of the Company (“Preferred Stock”), other than those held by stockholders who have asserted and perfected a demand for appraisal rights under Nevada law, will be converted automatically into the right to receive an amount in cash, without interest, equal to the Per Share Aggregate Consideration applicable to Common Stock (as described below).
The aggregate amount to be paid by Parent in connection with the Merger and the cancellation of all of the Company’s outstanding equity securities (the “Aggregate Consideration”) shall be determined pursuant to the terms and subject to the conditions of the Merger Agreement, summarized as follows:
First, an amount (the “Revenue Multiple Amount”) equal to (x) the consolidated revenues of the Company and its subsidiaries for the fiscal year ending December 31, 2016 (“2016 Revenue”) multiplied by (y) (i) 1.0, if 2016 Revenue is less than $3.0 million, (ii) 2.0, if 2016 Revenue is equal to or greater than $3.0 million and less than $6.0 million, (iii) 2.5, if 2016 Revenue is equal to or greater than $6.0 million and less than $9.0 million, or (iv) 3.5, if 2016 Revenue is equal to or greater than $9.0 million. The Revenue Multiple Amount is capped at $50.0 million.

Second, the Aggregate Consideration shall be reduced by any amounts paid to the Company under the Deposit Agreement (as described below) that have not been returned to Parent in accordance with the terms of the Deposit Agreement and the Merger Agreement.

Third, the Aggregate Consideration shall be reduced by the amount of indebtedness of the Company other than the currently outstanding notes in favor of Malaysian Technology Development Corporation Sdn. Bhd. and any obligations with respect to capitalized leases existing as of the date of the Merger Agreement or entered into thereafter in the ordinary course of business (other than any obligations arising from defaults thereunder).

Fourth, the Aggregate Consideration shall be reduced by the amount by which certain closing-related costs (including amounts and the value of benefits payable or potentially payable pursuant to severance, retirement, termination or change of control provisions in connection with the signing of the Merger Agreement and amounts of salary and other compensation and benefits payable or potentially payable to employees, consultants or other service providers under any contract with a term extending beyond the closing of the Merger) exceed the maximum of such closing costs determined as of the date of the Merger Agreement, subject to further adjustments provided in the Merger Agreement.

Fifth, the Aggregate Consideration shall be reduced by the aggregate amount of Company transaction fees, which include fees and commissions due to the Company’s financial advisor (which shall equal three percent of the total consideration paid in the Merger subject to a $1.0 million minimum) and payments due to the Executive Chairman of the Company’s board of directors in connection with the Merger, paid by Parent on behalf of the Company or otherwise not paid by the Company prior to the Effective Time.

Sixth, the Aggregate Consideration shall be reduced by the amount, if any, by which the aggregate amount of bonus payments due to the Company’s employees after the Effective Time exceeds the maximum amount of bonus payments determined as of the date of the Merger Agreement.

Seventh, the Aggregate Consideration shall be reduced by the amount of any unpaid costs incurred in connection with any issuance by the Company of debt or equity securities after the date of the Merger Agreement.

To arrive at the “Per Share Aggregate Consideration” payable to holders of Common Stock, an amount equal to (i) the aggregate exercise price of all “in the money” Stock Options plus (ii) the difference between the aggregate exercise price of all “in the money” Warrants and the aggregate amount potentially payable by the Surviving Corporation in respect of BSV Warrants (as described below), will be added to the Aggregate Consideration. That sum will then be divided by the aggregate amount of shares of Common Stock, calculated on a fully diluted basis, taking into account the conversion or exercise of Preferred Stock, Stock Options and Warrants that are “in the money,” restricted stock units (“RSUs”) and any other shares of Common Stock issuable pursuant to or serving as the benchmark for any other outstanding derivative securities of the Company or other rights. The “Per Share Aggregate Consideration” payable to holders of Preferred Stock will be based on the number of shares of Common Stock into which a share of Preferred Stock is convertible.
Each issued, unexpired and unexercised warrant to purchase shares of Common Stock (“Warrant”) as of immediately prior to the Effective Time, except for BSV Warrants (as described below), will become exercisable for, in accordance with the terms thereof, an amount of cash equal to the product of (i) the aggregate number of shares of Common Stock for which such Warrant was exercisable immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Per Share Aggregate Consideration over the per share exercise price under such Warrant (any such excess qualifying such Warrant as “in the money”). Certain Warrants designated by the Company under the Merger Agreement as “BSV Warrants” will become exercisable for, in accordance with the terms thereof, either (A) the product of (i) the aggregate number of shares of Common Stock for which such BSV Warrant was exercisable immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Per Share Aggregate Consideration over the per share exercise price under such BSV Warrant, or (B) at the holder’s option, exercisable at any time within thirty (30) days following the Effective Time, an amount in cash equal to such BSV Warrant’s Black Scholes Value (as defined in the warrant agreement relating to such BSV Warrant and calculated pursuant to the terms thereof) (the “BSV Redemption Value”). The Company estimates that the total BSV Redemption Value will be less than $10,000.
Each outstanding and unexercised option to purchase shares of Common Stock granted under an equity compensation plan of the Company (“Stock Option”) that is held by an employee employed by the Company as of the Effective Time will be fully vested as of the Effective Time. Each such Stock Option having an exercise price less than the Per Share Aggregate Consideration (such Stock Option being “in the money”), will be converted automatically into the right to receive an amount in cash equal to the product of (i) the excess of the Per Share Aggregate Consideration over the applicable exercise price of such Stock Option and (ii) the number of shares of Common Stock subject to such Stock Option, less all applicable deductions and withholdings required by law to be withheld in respect of such payment. All other Stock Options will be canceled and terminated.
Each outstanding RSU of the Company held by an employee employed by the Company as of the Effective Time will be fully vested as of the Effective Time. Each holder of RSUs will then have the right to receive an amount in cash equal to the product of (i) the Per Share Aggregate Consideration multiplied by (ii) the number of shares of Common Stock subject to such RSU.
The Company, Parent and Merger Sub each made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by the Company (i) to call and hold a meeting of the Company’s stockholders for the purpose of obtaining the required votes necessary to adopt the Merger Agreement, (ii) to conduct its business in the ordinary course prior to the consummation of the Merger, and (iii) not to take certain actions prior to the closing of the Merger, without prior discussion and agreement with Parent.
Prior to the approval of the Merger Agreement by the Company’s stockholders, the Company’s board of directors may, in connection with a Superior Proposal (as defined in the Merger Agreement), withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders adopt the Merger Agreement or approve, recommend or otherwise declare advisable such Superior Proposal, provided that the Superior Proposal does not result from the Company’s breach of the Merger Agreement, and subject to other conditions in the Merger Agreement. This ability of the Company’s board of directors is subject to compliance with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a period following notice and the payment of the Termination Fee (as defined below) prior to or concurrently with the termination of the Merger Agreement arising from the action of the Company’s board of directors.
The parties’ obligations to effect the Merger are conditioned upon closing conditions specified in the Merger Agreement, including: (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of any governmental order or law prohibiting the consummation of the Merger, (iii) the absence of any Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to the Company and (iv) the Company providing Parent with audited financial statements for the 2016 fiscal year. The obligation of each party to consummate the Merger is also conditioned upon (i) the accuracy of the representations and warranties of the other parties, subject to specified materiality standards, and (ii) performance in all material respects by each of the parties of its respective obligations under the Merger Agreement.
The Company is required to duly call and hold a special meeting of its stockholders as promptly as practicable and to use its reasonable best efforts to solicit and secure from its stockholders the vote required to approve the Merger Agreement and the transactions contemplated thereby. Either the Company or Parent may terminate the Merger Agreement if such special meeting of the stockholders has concluded and stockholder approval has not been obtained.
The Merger Agreement prohibits the Company from soliciting or initiating discussions with third parties regarding other proposals to acquire the Company, and the Company has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors under applicable law. The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, including a termination by the Company to accept a Superior Proposal, the Company will be required to pay Parent a cash termination fee equal to $2.0 million (the “Termination Fee”).
Subject to the terms and provisions of the Merger Agreement, Parent’s payments due to the Company under the Merger Agreement and the Deposit Agreement will be unconditionally guaranteed by TBUSA, as a primary obligor.
The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors and security holders information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or TBUSA. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules to the Merger Agreement prepared in connection with the signing of the Merger Agreement. These confidential disclosure schedules to the Merger Agreement qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk among the Company, Parent, Merger Sub and TBUSA rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent, Merger Sub or TBUSA.
The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
Deposit Agreement
Concurrently with the execution of the Merger Agreement, the Company entered into a Deposit Agreement (the “Deposit Agreement”) with Parent pursuant to which, following the adoption of the Merger Agreement by the Company’s stockholders and the Company’s filing of a Current Report on Form 8-K reporting such stockholder approval, Parent will pay to the Company $2.5 million (“Deposit No. 1”). After January 1, 2017 and on or before January 17, 2017, provided the Merger Agreement has not been terminated, Parent will pay to the Company an additional $2.5 million (“Deposit No. 2” and, together with Deposit No. 1, the “Deposit Amount”). Each payment of the Deposit Amount is conditioned on the Company’s Common Stock remaining listed on the Nasdaq continually from the date of the Deposit Agreement and the Company not breaching the Merger Agreement. In the event that the Merger Agreement is terminated after Parent has paid some or all of the Deposit Amount, unless such termination is due to the breach of the Merger Agreement by Parent or Merger Sub, the Company shall return to Parent the amount of the Deposit Amount so paid, without interest if returned timely. The Company also has the right to return all or any portion of the Deposit Amount prior to the date ten business days prior to the closing of the Merger.
The Deposit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Deposit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Deposit Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 12, 2016, the employment agreement of Ivan Trifunovich, the Executive Chairman of the Company’s board of directors, was amended (such amendment, the “Employment Agreement Amendment”) to, among other things, extend the term of the employment agreement as well as certain compensation provisions, including those pertaining to salary, bonus and contingent payment rights, through the earlier of (i) March 31, 2017 and (ii) the closing of the Merger, and eliminate provisions relating to stock options and severance pay.
The Employment Agreement Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment.
7.01. Regulation FD Disclosure.
On May 13, 2016, the Company issued a press release announcing the execution of the Merger Agreement. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
9.01. Financial Statements and Exhibits.
The exhibits required to be filed as a part of this Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.
Forward-Looking Statements
Information included in this Form 8-K may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. These forward-looking statements include but are not limited to statements we make regarding our plans for sales growth and expectations of gross margin, expenses, new product introduction, and our liquidity and capital needs. Forward-looking statements can generally be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and future conditions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that are difficult to predict, that may be outside of our control and may cause actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those in the forward-looking statements include, among others, the following: the ability of the parties to consummate the Merger Agreement; the satisfaction of the conditions precedent to consummation of the Merger that could cause actual results to differ materially from the forward-looking statements; and other risks and uncertainties described in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and other sections of our most recently filed Annual Report on Form 10-K.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It
WaferGen intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement, as well as other relevant documents concerning the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the Merger Agreement, its related transactions and other related matters. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Copies of documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by going to the Company’s Investors page on its corporate website at www.wafergen.com.
Participants in the Solicitation
The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s Proxy Statement filed with the SEC on April 12, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: May 13, 2016	By:	/s/ Michael P. Henighan
	Name:	Michael P. Henighan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 12, 2016, among Takara Bio USA Holdings, Inc., Walrus Acquisition Corporation, WaferGen Bio-systems, Inc. and Takara Bio USA, Inc.
10.1	Deposit Agreement, dated May 12, 2016, between Takara Bio USA Holdings, Inc. and WaferGen Bio-systems, Inc.

10.2	Second Amendment to Executive Employment Agreement, effective as of May 12, 2016, between WaferGen Bio-systems, Inc. and Ivan Trifunovich.

99.1	Press release, dated May 13, 2016, issued by WaferGen Bio-systems, Inc., furnished herewith.